Exhibit 99.5

M. Drexler Script for Town Hall

•

Good morning everyone and thanks for joining. Due to securities laws, we couldn’t discuss today’s announcement with you any sooner. In fact, this will be a little unusual as I have to stick to a script.

•

This is a very exciting time for J.Crew. As you may know, this morning the J.Crew Board of Directors announced that it has entered into an agreement for J.Crew to be acquired by two private investment firms, TPG Capital and Leonard Green & Partners, for a total equity value of $3.0 billion, or $43.50 per share. TPG Capital, who many of you know and with whom we have a long and trusted working relationship, along with Leonard Green & Partners, are both well-respected investment firms whose substantial resources and experience will enable us to invest in our future growth. Together, these firms see J.Crew as an attractive investment opportunity because of our solid business strategy, our talented associates and our industry leadership position. They support our strategy and plans, and they are aligned with our leadership team and our objectives.

•	I will continue in my role as Chairman and CEO of the Company as well as a significant shareholder.

•	I am proud of all that this team has accomplished together. TPG Capital and Leonard Green & Partners are confident in the team and in our ability to drive continued growth. They recognize the talent of our people and the important role you all play within the Company. Simply put, this transaction is great for associates, our shareholders and great for our future.

•

As a privately held company J.Crew will better able to better navigate unpredictable market cycles with a longer-term investment perspective — rather than being subject to short-term and quarterly Wall Street expectations.

•	[PAUSE]

•

Please keep in mind that this is just the first step in this process. In order for everything I just said to occur, J.Crew shareholders must approve it. However, before that vote can take place, a Special Committee of our Board of Directors — which is made up of independent board members and was formed to evaluate this offer — will explore whether anyone else wants to make a higher offer for the Company. This is an important protection for our shareholders. If no better offer is made, this transaction would be put to a shareholder vote. Subject to shareholder approval and other customary conditions, it would be reasonable to expect this transaction to be completed in the first half of fiscal 2011.

•	[PAUSE]

•	This in no way should be a distraction to any of us.

•	As always, all of us will continue to work hard and remain focused on running the business providing great style, quality, design and service to our customers.

•

We have posted additional information on the Company intranet; however, given the nature of the transaction we are limited in what we can discuss publicly, but we’re always available to answer any questions that we can.

# # #

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.

Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.